CONSENT OF INDEPENDENT AUDITORS



The Trustees and Shareholders
Evergreen Fixed Income Trust

We consent to the use of our report dated May 30, 1997 for Evergreen U.S. Government Fund incorporated by reference herein and to the reference to our firm under the caption "FINANCIAL STATEMENTS AND EXPERTS" in the Prospectus/Proxy Statement.


                                            /s/KPMG Peat Marwick LLP
                                            ------------------------
                                            KPMG Peat Marwick LLP

Boston, Massachusetts
April 8, 1998




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                Consent of Ernst & Young LLP, Independent Auditors





We consent to the reference to our firm under the caption "Financial Statements and Experts" in the Prospectus/Proxy Statement and to the incorporation by reference to the Registration Statement on Form N-14AE and related Prospectus/Proxy Statement of Evergreen Fixed Income Trust (Evergreen U.S. Government Fund), of this reference and of our report dated August 12, 1997 on the CoreFunds, Inc. Government Income Fund.


                                             /s/ERNST & YOUNG LLP

Philadelphia, Pennsylvania
April 6, 1998


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